SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2005
WESCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700 Pittsburgh, Pennsylvania		15219

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-23.1

     WESCO International, Inc. filed a Current Report on Form 8-K on October 4, 2005 to report (i) the amendment and restatement of WESCO Distribution, Inc.’s revolving credit facility on September 28, 2005, (ii) the completion of WESCO International, Inc.’s acquisition of Carlton-Bates Company on September 29, 2005 and (iii) an amendment to WESCO Distribution, Inc.’s accounts receivable securitization facility on October 4, 2005. Pursuant to Item 9.01(a)(4), this Amendment No. 1 to Form 8-K is being filed in order to include the required historical financial statements of Carlton-Bates Company and the related pro forma financial information not later than 71 calendar days after October 5, 2005, the date that the initial Current Report on Form 8-K was required to have been filed to report the completion of the acquisition of Carlton-Bates Company. In accordance with Securities Exchange Act Rule 12b-15, Items 2.01 and 9.01 are amended and restated in their entirety.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 29, 2005, WESCO International, Inc. (the “Company”) completed its acquisition of Carlton-Bates Company (“Carlton-Bates”) from the shareholders of Carlton-Bates, pursuant to which a wholly-owned subsidiary of WESCO Distribution, Inc. (“WESCO Distribution”) merged with and into Carlton-Bates, which became a wholly-owned subsidiary of WESCO Distribution. The Company paid at closing a cash merger price of approximately $250 million, of which $25 million is held in escrow to address up to $5 million of post-closing adjustments relating to working capital and up to $20 million of potential indemnification claims, with all distributions from the escrow to be made within 30 months. To fund the merger price paid at closing, WESCO Distribution used the net proceeds of the previously announced private offering of $150 million aggregate principal amount of senior subordinated notes by WESCO Distribution and funds available under the revolving credit facility. The acquisition was completed pursuant to the terms and conditions of the Agreement and Plan of Merger, dated August 16, 2005 (the “Merger Agreement”), by and among Carlton-Bates, the shareholders of Carlton-Bates signatory thereto, the Company Representative (as defined therein), WESCO Distribution and C-B WESCO, Inc. The Merger Agreement was attached as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company on October 4, 2005.
     On September 29, 2005, the Company issued a press release regarding the completion of its acquisition of Carlton-Bates. A copy of that press release was filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on October 4, 2005.
     The required historical financial statements of Carlton-Bates and the related pro forma financial information are contained herein under Item 9.01 of this report.
Item 9.01. Financial Statements and Exhibits
     (a) Financial statements of business acquired
     The following historical financial information of Carlton-Bates is attached to this Current Report and is incorporated by reference in this Item 9.01.

     (b) Pro forma financial information
     The following pro forma financial information is attached to this Current Report and is incorporated by reference in this Item 9.01.

Unaudited Pro Forma Condensed Combined Financial Information	P-1
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2005	P-2
Unaudited Pro Forma Condensed Combined Statement of Income for the six months ended June 30, 2005	P-3
Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2005	P-4
Notes to Unaudited Pro Forma Condensed Combined Financial Information	P-5
     (c) Exhibits

Exhibit 10.1	Amended and Restated Credit Agreement, dated as of September 28, 2005, by and among WESCO Distribution, Inc., the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation, as Agent and U.S. Lender, GECC Capital Markets Group, Inc., as Lead Arranger, GE Canada Finance Holding Company, as Canadian Agent and a Canadian Lender, Bank of America, N.A., as Syndication Agent, and The CIT Group/Business Credit, Inc. and Citizens Bank of Pennsylvania, as Co-Documentation Agents (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of WESCO International, Inc. filed on October 4, 2005).

Exhibit 10.2	Sixth Amendment to Second Amended and Restated Receivables Purchase Agreement, dated as of September 30, 2005, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the Purchasers and Purchaser Agents party thereto and Wachovia Capital Markets, LLC (as successor to Wachovia Securities, Inc.) (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of WESCO International, Inc. filed on October 4, 2005).

Exhibit 10.3	Agreement and Plan of Merger, dated August 16, 2005, by and among Carlton-Bates Company, the shareholders of Carlton-Bates Company signatory thereto, the Company Representative (as defined therein), WESCO Distribution, Inc. and C-B WESCO, Inc. (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K of WESCO International, Inc. filed on October 4, 2005).

Exhibit 23.1	Consent of Deloitte & Touche LLP (filed herewith).

Exhibit 99.1	Press Release dated September 29, 2005 (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K of WESCO International, Inc. filed on October 4, 2005).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.

By:	/s/ Stephen A. Van Oss

Stephen A. Van Oss Senior Vice President and Chief Financial and Administrative Officer
Dated: December 15, 2005

Financial Statements of Business Acquired
     The following financial statements are presented in accordance with the requirements of Regulation S-X, Rule 3-05(b). Carlton-Bates Company has a fiscal year end of September 30. WESCO International, Inc. acquired Carlton-Bates Company on September 29, 2005 and, accordingly, financial statements of Carlton-Bates Company for the year ended September 30, 2004 and the nine months ended June 30, 2005 are presented.

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors
Carlton-Bates Company and Subsidiaries:
We have audited the accompanying consolidated balance sheet of Carlton-Bates Company and Subsidiaries (the “Company”) as of September 30, 2004, and the related consolidated statements of loss and comprehensive loss, stockholders’ deficiency, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Carlton-Bates Company and Subsidiaries as of September 30, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 16, the accompanying financial statements have been restated.
/s/ DELOITTE & TOUCHE LLP
Little Rock, Arkansas
January 12, 2005
(December 14, 2005, as to Note 15 and 16)

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2004, AS RESTATED

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$495,665
Trade receivables, net of allowance for doubtful accounts of $1,253,228	34,383,472
Inventories	44,202,046
Deferred Income Taxes	1,541,986
Prepaid expenses	575,688
Other receivables	392,500

Total current assets	81,591,357

PROPERTY AND EQUIPMENT – at cost:
Furniture, fixtures and equipment	6,300,773
Transportation equipment	4,811,793
Leasehold improvements	1,971,845

13,084,411

Less accumulated depreciation	8,413,780

Net property and equipment	4,670,631

GOODWILL	17,271,035

INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF $4,037,782	25,665,218

OTHER ASSETS – at cost	841,927

TOTAL	$130,040,168

(Continued)

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2004, AS RESTATED

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current installments of long-term debt	$4,178,448
Trade accounts payable	17,581,929
Accrued expenses and other	2,773,910
Uncleared disbursement checks	5,265,681
Accrued payroll and incentive compensation	2,524,359
Accrued income taxes	1,846,041

Total current liabilities	34,170,368

LONG-TERM DEBT – excluding current installments	29,664,554

DEFERRED INCOME TAXES	917,584

DEFERRED COMPENSATION PAYABLE	518,050

CALL OPTIONS AND OTHER LIABILITIES (Note 9)	54,143,559

COMMITMENTS AND CONTINGENCIES (Notes 6 and 10)

PREFERRED STOCK – mandatorily redeemable, convertible – 8% Series A cumulative preferred stock, $.01 par value — authorized, 70,000 shares; issued and outstanding, 36,019 shares; preference in liquidation at $1,000 per share plus accrued and unpaid dividends of $40.11 per share	19,165,372

COMMON STOCKHOLDERS’ DEFICIENCY
Common stock, Class A of $.10 par value — authorized 250,000 shares; issued 78,912 shares; outstanding 44,216 shares	7,891
Additional paid-in capital	11,938,696
Accumulated other comprehensive gain, net of income tax effect of $(14,414)	21,355
Accumulated deficit	(17,832,712)

(5,864,770)

Less treasury stock of 34,696 shares – at cost	(2,674,549)

Total common stockholders’ deficiency	(8,539,319)

TOTAL	$130,040,168

See notes to consolidated financial statements.	(Concluded)

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF LOSS AND COMPREHENSIVE LOSS
FOR THE YEAR ENDED SEPTEMBER 30, 2004, AS RESTATED

NET SALES	$276,442,725

COST OF SALES	198,321,608

GROSS PROFIT	78,121,117

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	55,598,201

OPERATING INCOME	22,522,916

OTHER INCOME (EXPENSE):
Interest and finance charge income	12,548
Increase in fair value of call options	(18,743,192)
Miscellaneous expense	(192,144)
Interest expense	(2,872,911)

Total other expense—net	(21,795,699)

INCOME BEFORE INCOME TAXES	727,217

FEDERAL AND STATE INCOME TAXES	7,019,434

NET LOSS	(6,292,217)

OTHER COMPREHENSIVE INCOME—
Net gain on derivative instruments designated and qualifying as cash flow hedging instruments, net of tax effect of $97,990	146,719

Total other comprehensive income—net of tax	146,719

COMPREHENSIVE LOSS	(6,145,498)

See notes to consolidated financial statements.

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEAR ENDED SEPTEMBER 30, 2004, AS RESTATED

			Common Stockholders’ Equity (Deficiency)
						Accumulated	Retained
			Common Stock		Additional	Other	Earnings
	Preferred Stock		Class A	Class A	Paid-in	Comprehensive	(Accumulated)	Treasury Stock
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	(Deficit)	Shares	Amount	Total
Preferred Stock

BALANCE—
October 1, 2003	33,294	$16,720,590								$16,720,590

Preferred stock issued	2,725	419,846								419,846

Preferred stock accretion		2,024,936								2,024,936

BALANCE—
September 30, 2004	36,019	$19,165,372								$19,165,372

Common Stock

BALANCE—October 1, 2003, as reported			71,372	$7,137	$—	$(125,364)	$7,909,703	34,696	$(2,674,549)	$5,116,927
Prior period adjustment (see Note 16)							(17,005,416)			(17,005,416)

BALANCE—October 1, 2003, as restated			71,372	7,137		(125,364)	(9,095,713)	34,696	(2,674,549)	(11,888,489)

Net loss							(6,292,217)			(6,292,217)

Net gain on derivative instruments designated and qualifying as cash flow hedging instruments—net of tax						146,719				146,719

Preferred stock issued							(419,846)			(419,846)

Preferred stock accretion							(2,024,936)			(2,024,936)

Common stock issued			7,540	754	11,925,189					11,925,943

Stock compensation plan					13,507					13,507

BALANCE—
September 30, 2004			78,912	$7,891	$11,938,696	$21,355	$(17,832,712)	34,696	$(2,674,549)	$(8,539,319)

See notes to consolidated financial statements.

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED SEPTEMBER 30, 2004, AS RESTATED

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,292,217)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,691,448
Increase in fair value of call options	18,743,192
Stock compensation expense	13,507
Amortization	3,331,303
Provision for losses on accounts receivable	450,000
Increase in cash surrender value of life insurance	(186)
Deferred income tax benefit	(956,221)
Deferred compensation expense	(6,957)
Gain on sale of marketable securities	(31,508)
Losses on sales of property and equipment	246,781
Changes in current assets and liabilities:
Trade receivables	(8,978,818)
Inventories	(9,946,119)
Prepaids and other current receivables	(536,633)
Other assets	242,368
Trade accounts payable	4,564,338
Accrued expenses and other	5,553,918

Net cash provided by operating activities	8,088,196

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	32,648
Proceeds from release of restricted cash	2,000,545
Proceeds from sales of property and equipment	88,412
Purchases of property and equipment	(1,373,751)
Additional purchase price consideration paid	(1,782,000)
Payment of fees related to acquisition of business	(58,327)
Payment on note receivable	51,328

Net cash used in investing activities	(1,041,145)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under line of credit agreement	(3,823,768)
Proceeds from long-term debt	1,250,000
Repayment of long-term debt	(5,052,581)

Net cash used in financing activities	(7,626,349)

DECREASE IN CASH AND CASH EQUIVALENTS	(579,298)

CASH AND CASH EQUIVALENTS—beginning of year	1,074,963

CASH AND CASH EQUIVALENTS—end of year	$495,665

See notes to consolidated financial statements.

CARLTON-BATES COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED SEPTEMBER 30, 2004, AS RESTATED
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The consolidated financial statements for the year ended September 30, 2004, present the financial statements of Carlton-Bates Company and Subsidiaries (the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Description of Business— The Company is engaged in the sale of electronic, electrical and industrial parts and supplies, primarily to industrial businesses, and presently operates facilities in 17 states within the United States and in Mexico.

Basis of Accounting — The Company prepares its consolidated financial statements using the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents — The Company considers all highly liquid debt instruments with maturity at acquisition of three months or less to be cash equivalents.

Derivative Financial Instrument Policy-Interest Rate Swaps — The Company has entered into an interest rate swap agreement to manage its interest rate exposure on variable rate debt. Interest rate swaps are agreements to exchange interest payment streams based on a notional principal amount. Net interest differentials to be paid or received are recorded currently as adjustments to interest expense and the swap is carried on the balance sheet at its fair value based on available pricing information at the reporting date. Adjustments to the fair value of the swap are recognized net of tax in other comprehensive income.

Call Options — Call options result from the terms of the Company’s preferred stock agreement. Each share of preferred stock includes a call option that permits the holder to convert that share of preferred stock into shares of common stock or, at the redemption date, a cash payment equivalent to the underlying common shares as if the preferred shares had been converted. The terms of the call option represent a financial derivative embedded into the preferred share agreement. Due to the holder’s choice of receiving a cash payment based on the Company’s common shares, fair value accounting is used. This right of the preferred shareholders to have a call on the Company’s common stock is referred to in these consolidated financial statements as the “call option”. Call options are stated at fair value at the date of issuance. Subsequent changes in fair values are reported within increase in fair values of call options in the consolidated statement of loss and comprehensive loss and represents a permanent difference for tax purposes.

Inventories — Merchandise inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method while market value is based on management estimates of the net realizable value of the goods. Inventories are reduced to net realizable values by charges to cost of sales, in the period that such excess costs are identified.

Debt Issuance Cost — Debt issuance cost is being amortized using the interest method over the life of the related debt.

Depreciation — Depreciation is calculated, using both accelerated and straight-line methods, over the estimated useful lives of the assets. Estimated useful lives for the major asset categories are five to seven years for furniture, fixtures, and equipment and three to five years for transportation equipment. Leasehold improvements are amortized over the shorter of the estimated useful life of the leased asset or the lease term.

Goodwill — Goodwill is reviewed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If this evaluation indicates that an asset is impaired, the Company records a charge to operations to reduce the asset’s carrying value to fair value.

Intangible Assets — Intangible assets which are separately identifiable from goodwill are recorded at their fair values at the time of acquisition. If an estimated life can be assigned to an intangible asset, the assets are amortized over their estimated useful lives. The intangible is reviewed annually for impairment when it is not possible to estimate its useful life. Intangible assets are tested for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable.

Uncleared Disbursement Checks —Outstanding checks representing book overdrafts are reflected as uncleared disbursement checks in the consolidated balance sheet. Changes in this account are reflected as an operating activity in the statement of cash flows.

Stock Compensation Plans — The Company applies the provisions of APB Opinion No. 25 to account for its employer stock options (“SOP”). Had compensation cost for these plans been determined based on the fair value at the grant dates for awards under the SOP, net loss for the year ended September 30, 2004, would have been as follows:
Net Loss

As reported	$(6,292,217)
Stock compensation, as reported—net of tax	13,507
Stock compensation, at fair value—net of tax	(175,689)

Pro forma	$(6,454,399)

In determining the above pro forma disclosure, the fair value of options granted during the year ended September 30, 2004, was estimated on the date of grant using the Black-Scholes pricing model with the following weighted average assumptions: expected life of options—seven years, risk-free interest rate—3.77% to 4.00%, no volatility and no expected dividends.

Revenue Recognition — Revenue is recognized from the sale of merchandise at the time of shipment (“FOB Shipping Point”) and when all other revenue recognition criteria have been met.

Preferred Stock Dividends — Dividends on preferred shares are generally settled by periodic issuance of preferred shares. The accrual of such dividends prior to the issuance of shares is accounted for as an increase in the carrying value of preferred stock.

Shipping and Handling Costs — Amounts billed to customers for shipping and handling are included in sales. Costs incurred for shipping and handling are included in selling, general and administrative expenses. Costs for shipping and handling were approximately $3,059,000 for the year ended September 30, 2004.

Reclassification — The Company has reclassified the placement of preferred stock on the balance sheet in accordance with the presentation rules of the U.S. Securities and Exchange Commission.

2.	ACQUISITION

Effective July 17, 2003, the Company acquired certain assets of LADD Industries, Inc. (“LADD”), in exchange for (1) $41,000,000 in cash, (2) a deposit of $2,000,000 in a holdback account, of which $1,782,000 was paid during fiscal year 2004, (3) the assumption of certain liabilities and (4) an agreement to issue up to 37,333.33 shares of Company stock, valued at approximately $59,050,000 at September 30, 2004, subject to certain limitations, terms and conditions as set forth in an earn-out agreement between the sellers of LADD’s assets and the Company. Any additional consideration in the form of such stock is to be issued over a five-year period. This additional consideration, if any, will be recorded upon resolution of the earn-out contingency as an addition to goodwill. During 2004, 7,540 shares of company stock, valued at approximately $11,926,000, were issued in accordance with the earn-out agreement, and cash owed to LADD was fully remitted. See additional goodwill recorded in Note 3.

LADD was involved, as is the Company, in the sale of electronic, electrical and industrial parts and supplies. The Company believes that the addition of LADD’s service territory and customer base will broaden the Company’s overall sales capability and enhance its market position. The operating results from the acquisition are included in the Company’s results of operations since July 17, 2003.

3.	GOODWILL AND INTANGIBLE ASSETS

The Company performed an annual impairment test as of September 30, 2004, and concluded there was no impairment to the carrying value of the Company’s goodwill. Absent any impairment indicators, the Company expects to perform its next impairment test as of September 30, 2005.

Changes in the carrying amount of goodwill for the years ended September 30, 2004 and 2003, were as follows:

Balance—September 30, 2003	$5,286,765
Addition related to the earn-out agreement related to acquisition of LADD	11,925,943
Addition related to fees relative to acquisition of LADD	58,327

Balance—September 30, 2004	$17,271,035

The carrying values of the Company’s acquired intangible assets are as follows:

		As of
		September 30, 2004
	Estimated	Gross Carrying	Accumulated
	Life (Years)	Amount	Amortization
Amortized intangible assets:
Customer relationships	9	$12,224,000	$(1,641,185)
Distribution agreements	9	14,638,000	(1,965,287)
Noncompete agreements	7	836,000	(144,310)
Employment contracts	1	287,000	(287,000)

Total		$27,985,000	$(4,037,782)

Unamortized intangible assets:
Tradename	N/A	$1,718,000

Total amortization expense for the intangible assets was $3,331,303 for the year ended September 30, 2004. Amortization expense for the net carrying amount of the intangible assets for the five years following September 30, 2004 and thereafter, is estimated to be as follows:

Year Ending
September 30
2005	$3,104,095
2006	3,104,095
2007	3,104,095
2008	3,104,095
2009	3,104,095
After September 30, 2009	8,426,743

Total	$23,947,218

4.	LONG-TERM DEBT

At September 30, 2004, long-term debt consists of the following:

$34,000,000 bank line of credit; due July 16, 2008; interest payable quarterly; variable interest rate equal to (1) the greater of the Prime Rate and the Federal Funds Rate plus .5% or (2) if selected, the London InterBank Offered Rate (“LIBOR”) plus 2.5%; 3.96% to 5.25% at September 30, 2004 collateralized by substantially all assets	$11,729,869

Bank term loan; due quarterly through December 31, 2007, in installments of $1,000,000 plus interest; variable interest rate based on the LIBOR plus 3%; 4.36% to 4.46% at September 30, 2004, collateralized by substantially all assets	13,000,000

Senior subordinated note bearing interest at 15% due June 30, 2009; interest payable quarterly based on a stated rate of 11%; 4% interest deferred and payable in the amount of $1,750,000 on September 30, 2008 and remainder at maturity; collateralized by substantially all assets	8,000,000

Bank note due by December 19, 2006; payable in monthly installments of $18,250, including interest with balloon payment due at maturity; variable interest rate based on LIBOR plus 1.75%; 3.64% at September 30, 2004; collateralized by transportation equipment	1,113,133

33,843,002

Less current installments	4,178,448

Total	$29,664,554

Aggregate future long-term annual maturities as of September 30, 2004 are as follows:

Year Ending
September 30
2005	$4,178,448
2006	4,178,448
2007	4,756,237
2008	12,729,869
2009	8,000,000

Total	$33,843,002

The line of credit and term loan agreements contain various financial covenants with which the Company must comply. The Company was in compliance with such covenants at September 30, 2004.

5.	INTEREST RATE SWAP

The Company is party to an interest rate swap agreement through December 31, 2007 with notional amounts of

$13,000,000 at September 30, 2004. The agreement provides that the Company would pay a fixed interest rate of 2.78% and receive a variable rate. The variable rate was 1.975% September 30, 2004, calculated on the notional amount. The variable rate is based on LIBOR, as determined at quarterly intervals. Net receipts or payments are accounted for as part of interest expense.

The Company is exposed to credit loss in the event of counterparty nonperformance, but, at September 30, 2004, does not anticipate any such loss.

6.	LEASE AGREEMENTS

The Company leases real property at the various locations from which it conducts its operations. Several of the lease agreements are with a related company. Minimum payments due under non-cancelable operating lease agreements with all lessors as of September 30, 2004 are as follows:

Year Ending	Related	Unrelated
September 30	Lessor	Lessor	Total
2005	$836,205	$2,449,021	$3,285,226
2006	304,062	1,994,546	2,298,608
2007	223,323	1,518,352	1,741,675
2008	223,323	1,040,045	1,263,368
2009	197,768	441,078	638,846
Thereafter	1,462,012	2,021,265	3,483,277

Total	$3,246,693	$9,464,307	$12,711,000

Rental expense amounted to $3,238,348 for the year ended September 30, 2004.

7.	EMPLOYEE BENEFIT PLANS

The Company contributes to an employee profit-sharing plan covering substantially all employees. Company contributions are at the discretion of the Board of Directors, subject to limitations contained in the plan. There were no contributions made by the Company for the years ended September 30, 2004.

The Company also has a qualified plan under section 401(k) of the Internal Revenue Code. Under this plan, eligible employees may elect to contribute from 2% up to 20% of their compensation to the plan, subject to a maximum dollar limitation set each year by the IRS. The Company, at its discretion, may make matching contributions equal to a percentage of elective contributions made by participants and also may make additional discretionary contributions, subject to certain limitations. Company contribution expense related to the plan was approximately $412,000 for the year ended September 30, 2004.

Additionally, the Company has deferred compensation plans with certain employees providing for payments after the employees’ retirement dates. The Company has recorded a liability in the amount of $518,050 at September 30, 2004.

The Company has entered into employment agreements with certain senior officers which commit the Company to compensate these individuals as specified in the agreements.

The Company maintains a Stock Option Plan (“SOP”) that provides for a committee of the Company’s Board of Directors to grant stock options representing up to 10,000 shares of Company common stock. The options granted vest over a five year period from the grant date. Stock options granted expire in ten years.

Under the SOP, options have been granted to directors and key employees to purchase common stock of the Company. Options granted are summarized as follows:

Fiscal		Weighted Average
Year	Exercise	Remaining
Granted	Price	Contract Life
2001	$750	6.89
2003	750	8.08
2004	750	9.08
A summary of the status of the Company’s SOP as of September 30, 2004 and changes during the years ended on those dates are presented below:

		Weighted Average
		Exercise
	Shares	Price
Outstanding—September 30, 2003	6,500	$750

Granted	500	750
Forfeited	(1,600)	750

Outstanding—September 30, 2004	5,400	$750

Options exercisable—September 30, 2004	2,700	$750

8.	INCOME TAXES

Carlton-Bates Company and Subsidiaries file a consolidated federal income tax return. Income taxes for the year ended September 30, 2004, have been calculated using the statutory rate in effect for corporations, adjusted as follows:

Federal income tax at the statutory rate	$247,254
Increase (decrease) in tax resulting from:
State income taxes—net of federal tax benefit	599,985
Permanent differences from increase in fair value of call options	6,372,685
Other—net	(220,490)

Total	$7,019,434

For the year ended September 30, 2004, income tax expense (benefit) consists of the following:

Current	$7,975,655
Deferred	(956,221)

Total	$7,019,434

As of September 30, 2004, the components of the deferred tax asset and deferred tax liability are as follows:

Current deferred tax assets (liabilities):
Inventory capitalization	$578,307
Accrued vacation and sick pay	308,262
Allowance for doubtful accounts	507,537
Reserve for obsolete inventory	262,475
Discounts on purchases	(78,557)

State taxes	(36,038)

Net current deferred tax asset	$1,541,986

Non-current deferred tax liabilities (assets):
Depreciation	$967,891
Deferred compensation accrual	(209,810)
Amortization of intangible assets	145,089
Net loss on derivative instrument	14,414

Net non-current deferred tax liability	$917,584

9.	MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Company’s articles of incorporation authorize 250,000 share of preferred stock, including 70,000 shares of Series A preferred stock (the “preferred stock”). Other than the Series A preferred shares issued as noted above, there are no other preferred shares outstanding as of September 30, 2004. Dividends are to be paid by issuance of preferred stock with the number of shares computed by applying the 8% rate to the sum of the initial proceeds of $29,350,000 and $1,000 per share for shares subsequently issued as dividends.

In August 2001, the Company issued 29,350 shares of 8% Series A cumulative preferred stock (the “preferred stock”). Dividends are to be paid by issuance of preferred stock with the number of shares computed by applying the 8% rate to the sum of the initial proceeds of $29,350,000 and $1,000 per share for shares subsequently issued as dividends. The preferred stock is convertible substantially at 1.33 common shares for each preferred share with modifications for dilutive effects of subsequent issuances of preferred stock, if any. Preferred shareholders are entitled to the number of votes equal to the number of common shares that would result upon conversion. If not converted, the Company is obligated to redeem the outstanding preferred shares in August 2008 at the greater of $1,000 per share or upon a formula as provided for in the Company’s articles of incorporation. If the Company fails to comply with the provisions of the preferred stock, the preferred shareholders may be entitled to increase the number of common shares that may be obtained in conversion, earlier redemption of the preferred may be required or other remedies may be available.

This conversion feature qualifies as a derivative financial instrument as defined by Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, and has been bifurcated from the host contract and recorded on the consolidated balance sheet as call options, at fair value. The call options are valued annually and any change in fair value is recognized as increase (decrease) in fair values of call options in the consolidated statement of loss and comprehensive loss.

At September 30, 2004, there were 36,019 call options outstanding with a fair value of $53,656,868, which is recorded as call options and other liabilities on the consolidated balance sheet. The increase in fair value of call options for the year ended September 30, 2004, was $18,743,192 and is reported as part of other expense on the consolidated statement of loss and comprehensive loss.

The carrying value of the preferred stock is accreted to the redemption value through August 2008 using the interest method. Total redemption value of preferred stock outstanding at September 30, 2004 is $36,019,000.

No dividends may be paid with respect to the Class A Common Stock so long as any shares of Series A preferred stock are issued and outstanding.

10.	LITIGATION

The Company is engaged in various legal proceedings in the ordinary course of business. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, cash flows or results of operations.

11.	RELATED PARTY TRANSACTIONS

The Company leases real property at Little Rock and six other locations from a company controlled by a Company stockholder. Rentals paid under these operating lease agreements amounted to $836,566 for the year ended September 30. Future rentals are subject to annual adjustment, based on changes in the consumer price index (also see Note 6).

For the year ended September 30, 2004, the Company purchased certain assets and paid for repair services from a vendor owned by a Company stockholder in the amount of $110,703. The Company also sold real property to a Company stockholder for approximately $64,000 which was its carrying value during the year ended September 30, 2003.

The Company has an agreement to retain the services of a company affiliated with its preferred shareholder to provide financial advisory and management consulting services to the Company. The agreement expires in August 2008. The Company is required to pay $10,000 per month for such services. The monthly fee can be increased to $20,000 in the event certain financial benchmarks are met. Fees for such services amounted to $120,000 for the year ended September 30, 2004. The same company was also paid approximately $43,000 for reimbursement of various expenses for the year ended September 30, 2004, and $900,000 for consulting services provided in conjunction with the acquisition of LADD (see Note 2).

12.	CONCENTRATION RISK

In addition to the interest rate swap agreements discussed in Note 5, other financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of trade accounts receivable. The Company performs ongoing credit evaluations of its customers but, generally, does not require collateral.

Also, the Company is the exclusive distributor for a product which provided approximately $63,268,000 of total sales revenue during the year ended September 30, 2004.

13.	SUPPLEMENTAL CASH FLOW DISCLOSURES

Interest paid totaled $2,434,509 during the year ended September 30, 2004. Income taxes paid during the year ended September 30, 2004, totaled approximately $6,954,039.

During the year ended September 30, 2004, the Company engaged in noncash financing activities as follows:

Preferred stock issued as dividends	$419,846
Issuance of common stock recorded as goodwill	11,925,943
Preferred stock accretion	2,024,936
14.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following financial instruments have a fair value approximately equal to their carrying value because of their short term nature as of September 30, 2004: cash and cash equivalents, trade receivables, and trade accounts payable. Debt related financial instruments have a fair value approximately equal to their carrying value as the interest rates are variable. The call options are stated at estimated fair value based on current conversion factors, common stock price, volatility factors, discount rate, dividend rate, expected life, etc., using the Black-Scholes method.

15.	SUBSEQUENT EVENT

Effective December 1, 2004, the Company acquired certain assets of Motion Control Systems, Inc. (“MCS”). MCS also sells electronic, electric, and industrial parts and supplies. In exchange for the assets, the Company paid (1) $1,600,000 in cash and (2) assumed all trade accounts payable of MCS. The cash paid upon closing was reduced by a holdback amount of approximately $46,000 (“Holdback Amount”) as a reserve for potentially uncollectible accounts receivable. On the first day of the month following the month in which 90% of the accounts receivable acquired are collected, the Company intends to release from the Holdback Amount collections in excess of 90%. As of June 30, 2005, substantially all of the Holdback had been settled with MCS.

On September 29, 2005, the common stock of the Company was purchased by WESCO Distribution, Inc. (“WESCO”), a subsidiary of WESCO International, Inc. WESCO is a full-line distributor of electrical supplies and equipment and is a provider of integrated supply procurement services with domestic and foreign operations.

16.	RESTATEMENT

Subsequent to issuing its consolidated financial statements for the year ended September 30, 2004, the Company determined that the preferred stock agreement included an embedded derivative (the call options) that had not been bifurcated and stated at fair value. Preferred stock, other liabilities, deferred income taxes were misstated at September 30, 2004 and increase in fair values of call options, net income and comprehensive income were misstated for the year ended September 30, 2004, all due to the call options not being stated at fair value. The Company also determined that it should restate its statement of cash flows for the year ended September 30, 2004, to correct for an error in the presentation of restricted cash. The impact of the corrections is as follows:

	As Previously
	Reported	As Restated
As of October 1, 2003:
Consolidated balance sheet:
Retained earnings (deficit)	$7,909,703	$(9,095,713)
Total common stockholders’ equity (deficiency)	5,116,927	(11,888,489)

As of September 30, 2004:
Consolidated balance sheet:
Call options and other liabilities	$486,691	$54,143,559
Preferred stock	37,462,457	19,165,372
Retained earnings (deficit)	17,527,071	(17,832,712)
Common stockholders’ equity (deficiency)	26,820,464	(8,539,319)

Consolidated statement of income and comprehensive income:
Increase in fair value of call options	$—	$(18,743,192)
Net income (loss)	12,450,977	(6,292,217)
Comprehensive income (loss)	12,597,696	(6,145,498)

Consolidated statement of cash flow:
Net income (loss)	$12,450,977	$(6,292,217)
Accrued expenses and other	3,771,918	5,553,918
Net cash provided by operating activities	6,306,196	8,088,196
Proceeds from release of restricted cash	—	2,000,545
Additional purchase price consideration paid	—	(1,782,000)
Net cash used in investing activities	(1,259,690)	(1,041,145)

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
AS OF JUNE 30, 2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$289,569
Trade receivables, net of allowance for doubtful accounts of $1,335,985	36,467,423
Inventories, net	43,394,342
Deferred Income Taxes	1,914,439
Prepaid expenses	728,161
Other receivables	492,317

Total current assets	83,286,251

PROPERTY AND EQUIPMENT – at cost:
Furniture, fixtures and equipment	6,968,398
Transportation equipment	2,796,120
Leasehold improvements	2,153,191

11,917,709

Less accumulated depreciation	8,100,465

Net property and equipment	3,817,244

GOODWILL	29,395,600

INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF $6,414,293	24,108,508

OTHER ASSETS – at cost	1,402,524

TOTAL	$142,010,127

(Continued)

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
AS OF JUNE 30, 2005

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current installments of long-term debt	$4,000,000
Trade accounts payable	18,292,609
Accrued expenses and other	2,408,877
Uncleared disbursement checks	2,886,069
Accrued payroll and incentive compensation	1,863,399
Accrued income taxes	640,426

Total current liabilities	30,091,380

LONG-TERM DEBT – excluding current installments	24,392,607

DEFERRED INCOME TAXES	677,339

DEFERRED COMPENSATION PAYABLE	544,106

CALL OPTIONS AND OTHER LIABILITIES	52,258,225

COMMITMENTS AND CONTINGENCIES (Note 10)

PREFERRED STOCK, mandatorily redeemable, convertible – 8% Series A cumulative preferred stock, $.01 par value – authorized, 70,000 shares; issued and outstanding, 38,958 shares; preference in liquidation at $1,000 per share plus accrued and unpaid dividends of $40.11 per share	21,359,088

COMMON STOCKHOLDERS’ DEFICIENCY:
Common stock, Class A of $.10 par value – authorized 250,000 shares; issued 78,912 shares; outstanding 44,207 shares	7,891
Additional paid-in capital	23,892,916
Accumulated other comprehensive gain, net of income tax effect of $59,327	88,991
Accumulated deficit	(8,614,275)

15,375,523

Less treasury stock of 34,705 shares – at cost	(2,688,141)

Total common stockholders’ equity	12,687,382

TOTAL	$142,010,127

See notes to unaudited condensed consolidated financial statements.	(Concluded)

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) (Unaudited)
FOR THE NINE MONTHS ENDED JUNE 30,

	2005	2004
NET SALES	$219,824,921	$204,201,907

COST OF SALES	158,486,929	145,975,264

GROSS PROFIT	61,337,992	58,226,643

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	43,632,567	40,945,411

OPERATING INCOME	17,705,425	17,281,232

OTHER INCOME (EXPENSE):
Interest and finance charge income	5,989	8,984
(Increase) decrease in fair value of call options	1,554,853	(14,960,614)
Miscellaneous income (expense)	160,976	(167,126)
Interest expense	(2,359,937)	(2,253,189)

Total other expense—net	(638,119)	(17,371,945)

INCOME (LOSS) BEFORE INCOME TAXES	17,067,306	(90,713)

FEDERAL AND STATE INCOME TAXES	5,655,153	5,373,475

NET INCOME (LOSS)	11,412,153	(5,464,188)

OTHER COMPREHENSIVE INCOME—
Net gain on derivative instruments designated and qualifying as cash flow hedging instruments, net of tax effect of $45,091 in 2005 and $127,032 in 2004	67,636	190,548

Total other comprehensive income—net of tax	67,636	190,548

COMPREHENSIVE INCOME (LOSS)	$11,479,789	$(5,273,640)

See notes to unaudited condensed consolidated financial statements.

CARLTON-BATES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED JUNE 30,

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$11,412,153	$(5,464,188)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,285,831	1,265,094
Increase (decrease) in fair value of call options	(1,554,863)	14,960,615
Stock compensation expense	33,480	9,821
Amortization	2,610,392	2,666,081
Provision for losses on accounts receivable	225,000	393,006
Provision for inventory obsolescence	1,420,578	1,823,332
Deferred income tax benefit	(612,699)	(934,309)
Deferred compensation expense	26,056	(15,615)
Gain on sale of property and equipment	(130,814)	190,526
Changes in current assets and liabilities—net of effects of acquisition:
Trade receivables	(1,810,675)	(9,433,590)
Inventories	(449,881)	(8,021,013)
Prepaids and other current receivables	(280,278)	(110,186)
Other assets	(806,849)	(668,921)
Trade accounts payable	565,901	6,278,984
Accrued expenses and other	(4,874,066)	3,311,709

Net cash provided by operating activities	7,059,277	6,251,346

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	1,116,416	79,372
Proceeds from sale of investments	—	1,140
Purchases of property and equipment – net of effects of acquisition	(1,392,469)	(957,594)
Acquisition of business	(1,565,694)	(58,327)
Payment on note receivable	40,360	38,214

Net cash used in investing activities	(1,801,387)	(897,195)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under line of credit agreement	6,662,739	(4,060,495)
Proceeds from long-term borrowings	—	1,250,000
Purchase of treasury stock	(13,592)	—
Repayment of long-term debt	(12,113,133)	(4,032,450)

Net cash used in financing activities	(5,463,986)	(6,842,945)

DECREASE IN CASH AND CASH EQUIVALENTS	(206,096)	(1,488,794)

CASH AND CASH EQUIVALENTS—beginning of period	495,665	3,075,508

CASH AND CASH EQUIVALENTS—end of period	$289,569	$1,586,714

See notes to unaudited condensed consolidated financial statements.

CARLTON-BATES COMPANY AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
JUNE 30, 2005
1.	GENERAL INFORMATION

The condensed consolidated financial information of Carlton-Bates Company and Subsidiaries (the “Company”), included herein is unaudited; however the information reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary for the fair presentation of the consolidated financial position, results of operations and cash flows for the interim periods. The consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended September 30, 2004. The results of operations for the nine months ended June 30, 2005 and 2004 are not necessarily indicative of the results to be expected for the full year.

2.	TRADE RECEIVABLES

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days.

3.	DEFERRED TAXES

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

4.	RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board had issued Statement of Financial Accounting Standard (“SFAS”) No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain freestanding financial instruments be reported as liabilities in the balance sheet.

The Company’s preferred stock must be redeemed in August 2008 if the stockholders have not exercised their conversion option. The Company has reported the preferred stock outside of total common stockholders’ equity. The carrying value of the preferred stock has been increased at each reporting date for accretion and dividends earned to that date with a corresponding charge to accumulated deficit.

Upon adoption of SFAS 150 for the period beginning October 1, 2005, the Company will transfer the carrying value of the preferred stock to long-term liabilities. This change will have no affect on previously reported results of operation.

5.	ACQUISTION

Effective December 1, 2004, the Company acquired certain assets of Motion Control Systems, Inc. (“MCS”). MCS also sells electronic, electric, and industrial parts and supplies. In exchange for the assets, the Company paid (1) $1,600,000 in cash and (2) assumed all trade accounts payable of MCS. The cash paid upon closing was reduced by a holdback amount of approximately $46,000 (“Holdback Amount”) as a reserve for potentially uncollectible accounts receivable. On the first day of the month in which 90% of the accounts receivable are collected, the Company intends to release from the Holdback Amount collections in excess of 90%. As of June 30, 2005, substantially all of the Holdback Amount has been settled with MCS. The operating results from the acquisition are included in the Company’s results of operations since December 1, 2004, the date of acquisition.
6.	GOODWILL AND INTANGIBLE ASSETS

Changes in carrying amount of goodwill for the nine months ended June 30, 2005, were as follows:

Balance, October 1, 2004	$17,271,035

Addition related to the stock earn-out agreement related to LADD	11,920,740

Addition related to the acquisition of MCS	203,825

Balance, June 30, 2005	$29,395,600

7.	LONG-TERM DEBT

Long-term debt consists of the following at June 30, 2005:

$34,000,000 bank line of credit; due July 16, 2008; interest payable quarterly; variable interest rate equal to (1) the greater of the Prime Rate and the Federal Funds Rate plus ..50% or (2) if selected, the London Interbank Offered Rate (“LIBOR”) plus 1.50%; 4.43% to 6.00% at June 30, 2005, collarteralized by substantially all assets.	$18,392,607

Bank term loan; due quarterly through December 31, 2007, in installments of $1,000,000. plus interest; variable interest rate based on the LIBOR plus 2%; 4.93% June 30, 2005, collateralized by substantially all assets	10,000,000

28,392,607
Less current installments	(4,000,000)

Total	$24,392,607

Aggregate future long-term annual maturities for the period ended June 30 are as follows:

2006	$4,000,000
2007	4,000,000
2008	2,000,000
2009	18,392,607

Total	$28,392,607

8.	EMPLOYEE BENEFIT PLANS

On October 1, 2004, the Carlton-Bates Company Profit Sharing Plan was merged with the Carlton-Bates Company 401(k) Plan. Under the merged Plan, eligible employees may elect to contribute from 1% up to 75% of their compensation on a pre-tax basis, subject to maximum dollar limitation set each year by the IRS.

9.	INCOME TAXES

	Carlton-Bates Company and Subsidiaries file a consolidated federal income tax return. Income taxes have been calculated using the statutory rate in effect for corporations, adjusted as follows for the nine months ended June 30, 2005:

	Federal income tax at the statutory rate	$5,973,557
	Increase (decrease) in tax resulting from:
	State income taxes, net of federal tax benefit	813,196
	Permanent difference from decrease in fair value of call options	(544,199)
	Other-net	(587,401)

	Total	$5,655,153

	Income tax expense consists of the following components for the nine months ended June 30, 2005:

	Current	$6,267,852
	Deferred	(612,699)

	Total	$5,655,153

	The components of the deferred tax asset and deferred tax liability are as follows as of June 30, 2005:

	Current deferred tax assets (liabilities):
	Inventory capitalization	$674,317
	Accrued vacation and sick pay	313,789
	Allowance for doubtful accounts	520,031
	Reserve for obsolete inventory	398,227
	Allowance for sales returns	113,610
	Discounts on purchases	(60,280)
	State taxes	(45,255)

	Net current deferred tax asset	$1,914,439

	Non-current deferred tax liabilities (assets):
	Depreciation	$483,745
	Deferred compensation accrual	(211,793)
	Amortization of intangible assets	212,204
	Net gain on derivative instrument	57,733
	Leases of transportation equipment	135,450

	Net non-current tax liability	$677,339

10.	SUBSEQUENT EVENT

On September 29, 2005, the common stock of the Company was purchased by WESCO Distribution, Inc., a subsidiary of WESCO International, Inc. At closing, the financial advisory and management consulting services agreement with a preferred shareholder was terminated and all outstanding the Company bank debt was paid.

Unaudited Pro Forma Condensed Combined Financial Information
     The following unaudited pro forma condensed combined financial information gives effect to the acquisition by WESCO International, Inc. (“WESCO”) of Carlton-Bates Company (“Carlton-Bates”), which was completed on September 29, 2005, as if the acquisition was completed on June 30, 2005 with respect to the balance sheet data and the first day of the applicable annual period with respect to the statements of income. The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of WESCO and Carlton-Bates and should be read in conjunction with their respective consolidated financial statements, including the notes thereto. The pro forma adjustments are based upon available information and certain assumptions that WESCO considers reasonable. The following unaudited pro forma information has been prepared for informational purposes only and does not purport to be indicative of the actual results of operation of the combined enterprise if the acquisition had actually occurred on the dates indicated or what may result in the future.
     WESCO has a December 31 fiscal year end, and Carlton-Bates has a September 30 fiscal year end. In accordance with Regulation S-X, Rule 11-02(c), the following unaudited pro forma condensed combined financial information is presented: (i) an unaudited pro forma condensed combined balance sheet as of June 30, 2005; (ii) an unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2005; and (iii) an unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2005 (In thousands)

	Historical				Pro Forma
	WESCO	Carlton-Bates	Adjustments		Notes	Combined
	(Note a)	(Note b)
Assets
Current Assets:
Cash and cash equivalents	$15,021	$290		$(3,738)	c	$11,573
Trade accounts receivables, net	335,428	36,467				371,895
Inventories	390,099	43,394		1,404	c	434,897
Deferred income taxes	5,299	1,915		(1,915)	h	5,299
Other current assets	31,674	1,220		(135)	f	32,759

Total current assets	777,521	83,286		(4,384)		856,423

Property and equipment, net:	94,963	3,817		1,000	c	99,780
Goodwill	401,575	29,396		(29,396)	e
				151,755	c	553,330
Intangible assets, net	—	24,108		(24,108)	g
				40,829	c	40,829
Other assets	5,484	1,403		(202)	f
				3,738	c	10,423

Total assets	$1,279,543	$142,010		$139,232		$1,560,785

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$494,156	$18,293	$			$512,449
Current portion of long-term debt	21,452	4,000		100,300	c
				(4,000)	f	121,752
Other current liabilities	57,864	7,798		(196)	f	65,466

Total current liabilities	573,472	30,091		96,104		699,667

Long-term debt	247,748	24,393		150,000	c
				(24,393)	f	397,748
Deferred income taxes	42,739	677		4,370	h	47,786
Deferred compensation payable		544		(544)	d	—
Call options and other liabilities		51,558		(51,558)	d	—
Other noncurrent liabilities	9,841	700		(700)	c	9,841

Total liabilities	873,800	107,963		173,279		1,155,042

Preferred stock	—	21,359		(21,359)	d	—
Stockholders’ Equity:
Common stock	554	8		(8)	d	554
Additional capital	690,852	23,893		(23,893)	c	690,852
Treasury stock	(61,630)	(2,688)		2,688	d	(61,630)
Retained earnings (deficit)	(233,075)	(8,614)		8,614	d	(233,075)
Accumulated other comprehensive income	9,042	89		(89)	d	9,042

Total stockholders’ equity	405,743	12,688		(12,688)		405,743

Total liabilities and shareholders’ equity	$1,279,543	$142,010		$139,232		$1,560,785

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2005 (In thousands, except share data)

	Historical				Pro Forma
	WESCO	Carlton-Bates
	For the Six	For the Nine	For the Three	For the Six
	Months Ending	Months Ending	Months Ending	Months Ending
	June 30, 2005	June 30, 2005	December 31, 2004	June 30, 2005	Adjustments		Notes	Combined
	(Note i)	(Note j)	(Note k)
Net sales	$2,052,931	$219,825	$67,712	$152,113	$			$2,205,044
Cost of goods sold	1,673,163	158,487	48,591	109,896				1,783,059

Gross profit	379,768	61,338	19,121	42,217				421,985
Selling, general and administrative expenses	284,668	39,971	12,998	26,973				311,641
Depreciation and amortization	7,623	3,662	1,206	2,456		125	q
						(1,601)	r
						2,046	s	10,649

Income from operations	87,477	17,705	4,917	12,788		(570)		99,695
Interest expense, net	15,974	2,360	685	1,675		(1,675)	n
						8,981	o
						155	p	25,110
Loss on debt extinguishment	10,051	—	—	—				10,051
(Increase) decrease in fair value of call options	—	1,555	865	(2,420)		2,420	u	—
Other income (expenses)	(5,019)	167	299	(132)				(5,151)

Income before income taxes	56,433	17,067	3,666	13,401		(10,451)		59,383
Provision for income taxes	17,650	5,655	1,561	4,094		(3,815)	t	17,929

Net income	$38,783	$11,412	$2,105	$9,307		$(6,636)		$41,454

Earnings Per Share
Weighted average common shares outstanding used in computing basic earnings per share	46,829,115							46,839,115
Basic earnings per share	$.83					$.06		$.89
Weighted average common shares outstanding including 2,254,776 common share issuable upon exercise of dilutive stock options computing diluted earnings per share	49,093,891							49,093,891
Diluted earnings per share	$.79					$.05		$.84
See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2004 (In thousands, except share data)

	Historical		Pro Forma
	WESCO	Carlton-Bates	Adjustments		Note	Combined
	(Note l)	(Note m)
Net sales	$3,741,253	$276,443	$			$4,017,696
Cost of goods sold	3,029,132	198,322				3,227,454

Gross profit	712,121	$78,121				790,242
Selling, general and administrative expenses	544,532	50,575				595,107
Depreciation and amortization	18,143	5,023		250	q
				(3,331)	r
				4,092	s	24,177

Income from operations	149,446	22,523		(1,011)		170,958
Interest expense, net	40,791	2,873		(2,873)	n
				16,746	o
				311	p	57,848
Loss on debt extinguishment	2,577	—				2,577
Increase (decrease) in fair value of call options		18,743		(18,743)	u	—
Other expenses	6,580	180				6,760

Income before income taxes	99,498	727		3,548		103,773

Provision for income taxes	34,566	7,019		1,284	t	42,869

Net income	$64,932	$(6,292)		$2,264		$60,904

Earnings Per Share
Weighted average common shares outstanding used in computing basic earnings per share	41,838,034					41,838,034
Basic earnings per share	$1.55			$(.09)		$1.46

Weighted average common shares outstanding including 2,271,119 common share issuable upon exercise of dilutive stock options computing diluted earnings per share	44,109,153					44,109,153
Diluted earnings per share	$1.47	$		$(.09)		$1.38
See notes to unaudited pro forma condensed combined financial statements.

WESCO, International, Inc.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.	BASIS OF PRESENTATION
     The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using the purchase method of accounting as if the transaction had been completed as of January 1, 2004 for purposes of the Unaudited Pro Forma Condensed Combined Statements of Income and on June 30, 2005 for the purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet.
     WESCO’s fiscal year end is December 31 and Carlton-Bates fiscal year end is September 30. For purposes of arriving at the Historical Condensed Combined Statement of Income for the six months ended June 30, 2005, the Carlton-Bates Statement of Income for the three months ended December 31, 2004 was subtracted from the Carton-Bates Statement of Income for the nine months ended June 30, 2005 to arrive at the Carlton-Bates Statement of Income for the six months ended June 30, 2005.
     The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical Consolidated Financial Statements and accompanying notes included in WESCO’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the three months ended March 31, 2005, three and six months ended June 30, 2005 and three and nine months ended September 30, 2005 and Carlton-Bate’s audited financial statements for the year ended September 30, 2004 and the unaudited consolidated financial statements for the nine months ended June 30, 2005. The Unaudited Pro Forma Condensed Combined Financial Statements are not intended to be indicative of the consolidated results or operations or the financial condition of WESCO that would have been reported had the merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of WESCO. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented in accordance with Article 11 of the U.S. Securities and Exchange Commission Regulation S-X.
     Under the purchase method of accounting, the purchase price is allocated to the underlying assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation has been derived from estimates of the fair value of the tangible and intangible assets and liabilities of Carlton-Bates based upon WESCO’s management’s estimates using valuation techniques. Certain assumptions have been made with respect to the fair value of identifiable intangible assets as more fully described in the accompanying notes to the unaudited pro forma condensed combined financial statement. The total purchase price of Carlton-Bates has been allocated on a preliminary basis to identifiable assets acquired and liabilities assumed based upon valuation procedures performed to date. This allocation is subject to change pending the results of an independent company to assist in the valuation of the total purchase price paid, including the direct costs of the acquisition and the estimated fair value of the assets acquired and liabilities assumed; however WESCO does not believe that the impact of these changes will be material.
     The Unaudited Pro Forma Condensed Financial Statements do not reflect any effect of operating efficiencies, cost savings, and other benefits anticipated by WESCO’s management as a result of the merger. Additionally, certain integration costs may be recorded subsequent to the acquisition that will be expensed as incurred. These costs have not been reflected in these unaudited pro forma condensed combined statements of income.
2.	PRO FORMA ADJUSTMENTS

The pro forma adjustments give effect to the acquisition of Carton-Bates by WESCO.

Balance Sheet-June 30, 2005
(a)	Derived from the unaudited WESCO condensed consolidated balance sheet as of June 30, 2005.

(b)	Derived from the unaudited Carlton-Bates condensed consolidated balance sheet as of June 30, 2005.

(c)	The following table summarizes the estimated allocation of the purchase price for Carlton-Bates

Fair value of assets acquired and liabilities assumed:
Cash	$290
Trade accounts receivable	36,467
Inventory	44,798
Other current and noncurrent assets	2,286
Property and equipment	4,817
Liabilities assumed	(30,942)
Identifiable intangibles	40,829

Fair value assigned to assets identifiable and liabilities assumed	$98,545
Goodwill	151,755

Total purchase price	$250,300

The acquisition was funded as follows:

Borrowings under WESCO’s existing revolving credit facility	$100,300
Issuance of Senior Subordinated Notes due 2017	150,000

Total purchase price	$250,300

Property and equipment are depreciated over an average of five years. Intangible assets include customer relationships of $17.2 million, distribution agreements of $16.0 million, trade names of $5.6 million and non-compete agreements of $2.0 million. Distribution agreements and customer lists are being amortized over 9 years and non-compete agreements are being amortized over 5 years.
Interest on the revolving credit facility is at the London Interbank Offered Rate (“LIBOR”) adjusted by a margin that will range from -.25% to -.50% depending upon the amount of excess availability. The average interest rate was 5.5% for the year ending December 31, 2004 and 6.7% for the six months ending June 30, 2005.
Interest on the senior subordinated notes due 2017 bear interest at a stated rate of 7.50%.
Deferred financing fees related to the issuance of the Senior Subordinated Notes due 2017 were $3,738 resulting in net proceeds of $146,262. Amortization of the deferred financing fees is over 144 months and $311 annually.
(d)	Reflects elimination of the Carlton-Bates deferred compensation, call options, preferred stock, and stockholders’ equity not assumed in the acquisition.

(e)	Reflects elimination of the Carlton-Bates goodwill not assumed in the acquisition.

(f)	Reflects elimination of Carlton-Bates bank debt and related deferred financing fees and accrued interest not assumed in the acquisition as follows:

	Debt	Deferred Financing Fees	Accrued Interest
Bank line of credit	$18,393		$102

Bank term loan	10,000	$337	94

Total	28,393	337	196

Current portion	(4,000)	(135)	(196)

Long-term portion	$24,393	$202	$0

(g)	Reflects elimination of the Carlton-Bates intangible assets in the amount of $24,108 and record the preliminary allocation of the purchase price to identifiable intangible assets. Allocation by intangible asset, related useful life and annual amortization expense are as follows:

		Estimated
	Preliminary	Useful Life	Annual
	Fair Value	(in years)	Amortization
Customer relationships	$17,230	9	$1,914
Distribution agreements	16,000	9	1,778
Non-Compete agreements	2,000	5	400
Trade names	5,600	indefinite	N/A

Total	$40,830		$4,092

(h)	Reflects elimination of the Carlton-Bates current preferred income tax asset of $1,915 and long term deferred income tax liability of $677 and to record adjustments for deferred tax assets and deferred tax liabilities related to identified intangible assets and increases in the fair value of inventories and fixed assets as follows:

			Deferred Tax
	Preliminary	Statutory	Asset
	Fair Value	Tax Rate	(Liability)
Current deferred taxes
Increase in fair value of inventories	$1,404	36.3%	$(510)

Total current deferred taxes	$1,404		$(510)

Long term deferred taxes
Increase in fair value of property and equipment	$1,000	36.3%	$(363)

Intangible assets
Customer relationships	$17,230	36.3%	$(6,254)
Distribution agreements	16,000	36.3%	(5,808)
Non-Compete agreements	2,000	36.3%	(726)
Trade names	5,600	36.3%	(2,033)

Subtotal long term deferred taxes	40,830		(14,821)
Tax basis intangible assets of Carlton-Bates	(29,330)	36.3%	10,647

Net deferred taxes on intangible assets	$11,500		$(4,174)

Net long term deferred taxes	12,500		(4,537)
Total deferred tax liability	$14,930		$(5,047)

Unaudited Pro Forma Condensed Statements of Income
(i)	Derived from the unaudited WESCO consolidated statement of income for the six months ended June 30, 2005.

(j)	Derived from the unaudited Carlton-Bates consolidated statement of income for the nine months ended June 30, 2005.

(k)	Derived from the unaudited Carlton-Bates consolidated statement of income for the three months ended December 31, 2004.

(l)	Derived from the audited WESCO consolidated statement of income for the year ended December 31, 2004.

(m)	Derived from the audited Carlton-Bates consolidated statement of income for the year ended September 30, 2004.

(n)	Reflects elimination of interest expense related to Carlton-Bates debt not assumed in the acquisition as follows:

For the year ended December 31, 2004	$2,873
For the six months ended June 30, 2005	$1,675
(o)	Reflects interest on the debt borrowed in the acquisition as follows:

	Senior Subordinated	Revolving Credit
	Notes	Facility	Total
For the year ended December 31, 2004	$11,250	$5,496	$16,746
For the six months ended June 30, 2005	$5,625	$3,356	$8,981
Total
(p)	Reflects amortization on the deferred financing fees incurred in connection with the financing of the acquisition as follows:

For the year ended December 31, 2004	$311
For the six months ended June 30, 2005	$155
(q)	Reflects depreciation on the fair value adjustment to property and equipment acquired in the acquisition:

For the year ended December 31, 2004	$250
For the six months ended June 30, 2005	$125

(r)	Reflects elimination of amortization of intangibles related to Carlton-Bates as follows:

For the year ended December 31, 2004	$3,331
For the six months ended June 30, 2005	$1,601
(s)	Reflects amortization of intangibles related to the acquisition of Carlton-Bates as follows:

For the year ended December 31, 2004	$4,092
For the six months ended June 30, 2005	$2,046
(t)	Reflects income taxes related to the pro forma adjustments based on the statutory tax rate as follows:

	For the Year Ended	For the Six Months
	December 31, 2004	Ended June 30, 2005
Statutory rate	36.2%	36.5%
Income taxes related to pro forma adjustments	$1,284	$(3,815)
(u)	Reflects elimination of change in fair value of call options not assumed in the acquisition related to Carlton-Bates as follows:

For the year ended December 31, 2004	$18,743
For the six months ended June 30, 2005	$2,420